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                                                                    EXHIBIT 99.1


                                  DETACH HERE

                                     PROXY

                        SMART MODULAR TECHNOLOGIES, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of SMART MODULAR TECHNOLOGIES, INC., a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated October 18, 1999, and hereby appoints Ajay Shah and David Mullin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of SMART MODULAR TECHNOLOGIES, INC. to be held on Monday, November 29, 1999, at 10:00 a.m., local time, at The Hyatt Sainte Claire, 302 South Market Street, San Jose, California 95113, and at any and all continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

     Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all continuation(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) and shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF SEPTEMBER 13, 1999, BY AND AMONG SOLECTRON CORPORATION, SM ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF SOLECTRON, AND SMART MODULAR TECHNOLOGIES, INC., AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER(S) AS MAY PROPERLY COME BEFORE THE MEETING.

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 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
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SMART MODULAR TECHNOLOGIES, INC.
          C/O EQUISERVE
          P.O. BOX 9040
      BOSTON, MA 02266-9040


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[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.                                  FOR  AGAINST   ABSTAIN

1. Proposal to adopt the Agreement and Plan of       [ ]    [ ]     [ ]
   Reorganization, dated as of September 13, 1999, by and among Solectron Corporation, SM
   Acquisition Corp., a wholly-owned subsidiary of Solectron, and SMART Modular Technologies, Inc.

   In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any and all continuation(s) or adjournment(s) thereof.

                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                           This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.


Signature:_________________ Date:_____ Signature:___________________ Date:_____